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                                                                    EXHIBIT 21.1


                       ASPECT COMMUNICATIONS CORPORATION

         SUBSIDIARIES OF THE REGISTRANT--JURISDICTION OF INCORPORATION

Aspect Telecommunications AG
Switzerland

Aspect Communications A/S
Denmark

Aspect Communications B.V.
The Netherlands

Aspect Communications Europe B.V.
The Netherlands

Aspect Telecommunications Canada Company
Canada

Aspect Telecommunications GmbH
Germany

Aspect Communications (HK) Ltd.
Hong Kong

Aspect Communications Ltd.
United Kingdom

Aspect Telecommunications NV
Belgium

Aspect Communications PTE (S) Ltd.
Singapore

Aspect Communications Pty. Ltd.
Australia

Applications Specific Solutions for Telecommunications SAS
France

Aspect Telecommunications Technology Ltd.
Cayman Islands

Aspect Communications de Mexico
S. de R.L. de C.V.
Mexico

Aspect Telecommunications International Corporation
United States

Aspect Teleservices Corporation
United States

Aspect Telecommunications FSC, Inc.
United States

Aspect Communications K. K.
Japan